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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (nos. 33-47817 and 33-47818) of Waste Recovery, Inc. of our report dated April 14, 1999 appearing on page F-1 of this Form 10-K.


GRANT THORNTON LLP

Dallas, Texas
November 9, 1999